Exhibit 10.12




                            THE ALLSTATE CORPORATION

                           DEFERRED COMPENSATION PLAN

                                    ARTICLE I
                       DESIGNATION OF PLAN AND DEFINITIONS
                       -----------------------------------

1.1      TITLE

         This Plan shall be known as "The Allstate Corporation Deferred Compensation Plan." The Plan was adopted by Allstate Insurance Company effective January 1, 1995 . The Plan was amended and restated by the Company, effective January 1, 1996 and November 11, 1997.

1.2      DEFINITIONS

         The following definitions will apply:

         (a)    "Accounts" shall mean Deferred Compensation Accounts.

         (b) "Beneficiary" or "Contingent Beneficiary" (collectively, "Beneficiary" or "Beneficiaries"), shall mean the person or persons last designated in writing by the Participant to the Committee, in accordance with Section 8.5 of this Plan.

         (c)    "Board" shall mean the Board of Directors of the Company.

         (d) "Bonus" shall mean amounts awarded to an Employee under the following compensation plans of the Controlled Group: Annual Executive Incentive Compensation Plan, the Long-Term Executive Incentive Compensation Plan, the Annual Incentive Compensation Plan, the Pay-For-Performance Plan or the Market Success Bonus Plan.

         (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

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         (f)    "Compensation" shall mean "Annual  Compensation" as that term is defined in the Allstate Insurance Company Retirement Plan without regard to the annual compensation limit imposed by
                Section 401(a)(17) of the Code, but shall in no event include any salary continuation payments made to an Employee who has elected the Special Retirement Opportunity offered to a class of Employees in 1994.

         (g) "Compensation Floor" shall be the compensation limit in effect for a year pursuant to Section 401(a)(17) of the Code, as amended, or any higher limitation expressly imposed by the Committee.

         (h) "Committee" shall mean the Committee appointed by the Board of Directors pursuant to Article VI of this Plan.

         (i)    "Company" shall mean The Allstate Corporation.

         (j) "Controlled Group" shall mean any corporation or other business entity which is included in a controlled group of corporations, within the meaning of section 1563(a)(i) of the Code, within which the Company is also included.

         (k) "Current Year Compensation" for any year shall mean the sum of the Employee's Eligible Salary and Target Bonus for such year, but shall in no event include any salary continuation payments made to an Employee who has elected the Special Retirement Opportunity offered to a class of Employees in 1994.

         (l)    "Deferred  Compensation  Account"  shall mean the balance of all
                Compensation  deferred  by  a  Participant   (including  amounts
                transferred

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                 pursuant  to  Section  4.2  hereof),   plus  all  accruals  and
                 adjustments pursuant to Article IV of the Plan.


         (m) "Eligible Employee" shall mean any Employee who is eligible to participate under Article II of this Plan.

         (n) "Employee" shall mean any regular, full-time employee of (i) the Company, (ii) of Allstate Insurance Company or (iii) of any affiliate in the Controlled Group which adopts the Plan with the written consent of the Chairman and Chief Executive Officer of the Company; but shall in no event include persons classified as agents.

         (o) "Hardship" shall mean severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent, or loss of the Participant's property due to extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

         (p) "Eligible Salary", for any Employee not classified as Agency Manager, shall mean salary paid for the month of October of a year, multiplied by 12. "Eligible Salary" shall mean, for any Employee classified as Agency Manager, Compensation paid through October 31 of a year, less any awards under the Market Success Plan during such year, multiplied by the fraction 12/10.

         (q) "Participant" shall mean an Eligible Employee participating in the Plan in accordance with Article II hereof.

         (r) "Plan" shall mean The Allstate Corporation Deferred Compensation Plan as set forth herein, and as amended from time to time in accordance with Article VII hereof.

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         (s)    "Plan Year" shall mean the fiscal year of the Company.

         (t) "Separation from Service" means the termination of a Participant's employment with the Controlled Group for any reason whatsoever, including retirement, resignation, dismissal or death, but does not include a transfer to status as an employee insurance agent or as an exclusive agent independent contractor for a member of the Controlled Group which has adopted the Plan with the written consent of the Company's Chairman and Chief Executive Officer.

         (u) "Target Bonus" shall mean the amount targeted to be paid to an Employee in any Plan Year pursuant to the Annual Executive Incentive Compensation Plan, the Long-Term Executive Incentive Compensation Plan, the Annual Incentive Compensation Plan, the Pay-For-Performance Plan or the Market Success Bonus Plan.




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                                   ARTICLE II

                                  PARTICIPATION
                                  -------------

2.1      ELIGIBILITY

         All Employees with Current Year Compensation in excess of the Compensation Floor for the next Plan Year, shall be Eligible Employees and may be Participants for the next Plan Year. The Committee may change the requirements in this Section 2.1 for eligibility, provided, however, that the Committee shall not decrease said income eligibility requirement.

2.2      NOTICE OF ELIGIBILITY

         The Committee or its appointed representative shall notify each Eligible Employee no later than 30 days prior to the first business day of any Plan Year or as soon thereafter as practicable, that he/she is entitled to become a Participant in the Plan for such Plan Year.

2.3      PARTICIPATION ELECTION

         Each Eligible Employee shall elect in accordance with procedures established by the Committee or its representative, to become a Participant in the Plan for any Plan Year, no later than the last business day of the preceding Plan Year. Such election shall specify the deferral percentages or amount to be deferred during such Plan Year, as set forth in Article III of the Plan. If an Eligible Employee fails to make such election, such failure will be deemed an election not to become a Participant for such Plan Year. A Participant may not change his deferral election for the Plan Year after the Plan Year has commenced. However, a Participant may, at any time, irrevocably elect to suspend participation in the Plan for the remainder of a Plan Year as to deferrals of the salary component of Compensation, and deferrals of said salary under the Plan for that Plan Year will discontinue, starting with salary earned in the month following the receipt by the


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         Committee or its appointed representative of such suspension election.



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                                   ARTICLE III

                                    DEFERRALS
                                    ---------


3.1      CATEGORIES OF PERMITTED DEFERRALS

         (a) Bonus Only: A Participant whose Eligible Salary is less than or equal to the Compensation Floor for the next Plan Year shall be eligible to make a deferral election only with respect to the Participant's Bonus earned for the succeeding Plan Year, subject to the limit imposed by Section 3.2.

         (b) Salary and Bonuses: A Participant whose Eligible Salary is greater than the Compensation Floor for the next Plan Year shall be eligible to make a deferral election with respect to both salary and Bonus earned for the succeeding Plan Year, subject to the provisions of Section 3.2.

        (c) Recognition of Deferrals: Deferrals elected for any Plan Year shall be recognized only after all other deductions required by federal or state law or elected by the Participant have been deducted.

3.2      AMOUNT OF DEFERRAL

         (a) Each Participant eligible to make a deferral election with respect to salary may specify that portion of the Participant's salary to be deferred in whole dollar amounts. The amount of salary the Participant elects to defer may not exceed the difference between (1) and (2) below:

                (1) The Participant's Eligible Salary for the Plan Year preceding the Plan Year for which the deferral election is being made; and

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                (2)     The  Compensation  Floor for the Plan Year for which the
                        deferral election is being made.

         (b) Each Participant may specify that portion of the Participant's Bonus to be deferred in whole number percentages. The amount of the Participant's Bonus actually deferred shall not exceed the difference between (1) and (2):

                (1) The sum of the Participant's salary for the month in which such Bonus is paid multiplied by twelve (12), plus
                        (ii) the amount of such Bonus; and

                (2) The Compensation Floor for the Plan Year in which the Bonus is paid.

         (c) Except as provided in Section 3.2(d) hereof, to the extent that a Participant has elected to defer Compensation for a Plan Year which would otherwise be includible in the calculation of the Participant's pension benefit under the Allstate Retirement Plan or the Agents Pension Plan for such Plan Year (the "Excess Deferral"), the Company shall, prior to the end of such Plan Year, refund such Excess Deferral to the Participant.

         (d) To the extent a Participant is on leave of absence for all or part of the Plan Year, and the Participant's Compensation less any amounts deferred pursuant to Section 3.2 is less than the Compensation Floor for such year, the Company shall, prior to the end of such Plan Year, pay the Participant the lesser of:

                (1)     The amount deferred during the year; or



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                (2)     The difference  between (i) the  Compensation  Floor and
                        (ii) the amount of the Participant's Compensation less the amount the Participant deferred pursuant to Section 3.2.

3.3      EFFECTIVE DATE OF DEFERRAL

         Compensation deferred shall be credited to a Participant's Account as set forth in Section 4.2.

3.4      USE OF AMOUNTS DEFERRED

         Amounts credited to Deferred Compensation Accounts hereunder shall be a part of the general funds of the Company, shall be subject to all the risks of the Company's business, and may be deposited, invested or expended in any manner whatsoever by the Company.




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                                   ARTICLE IV

                   DEFERRED COMPENSATION ACCOUNTS AND VESTING
                   ------------------------------------------


4.1      ESTABLISHMENT OF ACCOUNT

         The Committee shall establish, by bookkeeping entry on the books of the Company, a Deferred Compensation Account for each Participant. Such Account shall be established as of the first day of the Plan Year for which the Eligible Employee first becomes a Participant. Accounts shall not be funded in any manner.

4.2      CONTRIBUTIONS TO ACCOUNT

         The Committee shall cause deferred Compensation to be credited by bookkeeping entry to each Participant's Account as of the last day of the month in which such Compensation otherwise would have been payable to the Participant. In addition, the Participant's Account shall be credited with the balance of his/her account in the Sears, Roebuck and Co. Deferred Compensation Plan as and when such balance is transferred to the Plan. Any irrevocable elections made with respect to amounts accrued under the Sears plan by such Participant shall remain irrevocable under this Plan.

4.3      MAINTENANCE OF ACCOUNT BALANCES - SUBACCOUNT ELECTIONS

         (a) Each Participant shall elect to invest his/her Account balance among one or more of the Subaccounts described in Section 4.3(b). Each such election shall be made in accordance with procedures established by the Committee and shall specify that portion of the Participant's Account balance on the date of such election to be invested in each Subaccount. In its sole discretion, the Committee may withhold one or more of the Subaccounts from election by


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                Participants  for a Plan Year or Years.  Investments of existing
                Account balances and of future contributions to Subaccounts must be made in whole percentage increments of such Account balance
                or  future  contributions.   Changes  in  the  Account  balances
                invested in the specified Subaccounts due to earnings and losses shall not require reallocation of the Account balances in the specified proportions.

                Each Subaccount balance shall be adjusted, as applicable, to apply credits for contributions, interest, Dividend Equivalents and other earnings and to apply debits for distributions or transfers from the Subaccount and any losses in the Subaccount. All such adjustments shall be bookkeeping entries reflecting hypothetical experience for the pertinent Subaccounts as described in Section 4.3(b).

         (b)    The   Subaccount   in  which   Account   balances   and   future
                contributions shall be invested are:

                (1)     Subaccount #1 - Commercial Paper Index
                        Account balances in Subaccount #1 for an entire month shall be credited on the last day of such month with interest at a rate equal to one-twelfth of the per annum interest rate as reported for Dealer Commercial Paper C 90 day in The Wall Street Journal for the first day of such month or, if such day is not a business day, on the first business day of such month.

                (2)     Subaccount #2 - Corporate Bond Index
                        Account balances in Subaccount #2 for an entire month shall be adjusted on the last day of such month or, if such day is not a business day, on the last business day of such month (the


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                        "Accrual  Date")  by a  percentage  factor  equal to the
                        percentage change in the Merrill Lynch Corporate Bond Index since the preceding Accrual Date.


                (3)     Subaccount #3 - S&P 500 Index
                                        -------------
                        Account balances in Subaccount #3 for an entire month shall be credited on the last day of such month or, if such day is not a business day, on the last business day of such month (the "Accrual Date") with an amount equal to dividends paid during such month on securities included in the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index"), and Account balances in Subaccount #4 shall be adjusted on each Accrual Date by a percentage factor equal to the percentage change in the S&P 500 Index since the preceding Accrual Date.


                (4)     Subaccount #4 - S&P Midcap 400 Index
                                        --------------------
                        Account balances in Subaccount #4 for an entire month shall be credited on the last day of such month or, if such day is not a business day, on the last business day of such month (the "Accrual Date") with an amount equal to dividends paid during such month on securities included in the Standard & Poor's Midcap 400 Composite Stock Price Index (the "S&P Midcap 400 Index"), and Account balances in Subaccount #5 shall be adjusted on each Accrual Date by a percentage factor equal to the percentage change in the S&P Midcap 400 Index since the preceding Accrual Date.


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         (c)    A Participant may, in accordance with the procedures established by the Committee, change his Subaccount investment elections regarding existing Account balances and future contributions once each month. Such election shall be effective as of the first day of the next month.

         4.4    VESTING

         A Participant shall be fully vested in his/her Deferred Compensation Account at all times, subject to Sections 3.4 and 8.2.




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                                    ARTICLE V

                                    PAYMENTS
                                    --------


5.1      EVENTS CAUSING ACCOUNTS TO BECOME DISTRIBUTABLE

         (a) A Participant's Account shall become distributable on the date of his/her Separation from Service or, at the election of the Participant, in one of the first through fifth years after Separation from Service. In either event, the Participant may elect to receive payment in a lump sum or in annual installments as provided in Section 5.3.

         (b) That portion of a Participant's Account determined by the Committee to be necessary to alleviate a demonstrated Hardship shall become distributable on the date of such determination.

         (c) A Participant may make an irrevocable election to receive a distribution as of the first day of any Plan Year prior to Separation from Service, provided such date occurs subsequent to the Plan Year in which the Participant first participates in this Plan and at least three years after the date the Participant makes an election pursuant to this Section 5.1(d). In such case, that portion of the Participant's Account attributable to Compensation deferred, and accruals thereon, after the Committee receives such election shall become distributable on the date elected. Any balance in the Participant's Account remaining after any payment under this paragraph and any balance in the Account attributable to participation in the Plan in any year subsequent to the year in which a payout on such date certain occurs, shall be paid to the Participant as provided in paragraphs (a) or (b) above.

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         (d)    Notwithstanding  any  contrary  election by a  Participant,  any payment or portion thereof under this Section 5.1 which would be made at a time when a Participant is a "covered employee" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and which the Company would be prohibited by said
                Section 162(m) from claiming as a deduction on any tax return shall continue to be deferred hereunder until the first date on which the Company can claim such deduction, unless further deferred as provided in Section 5.1(b).

5.2      NOTICE OF ACCOUNT PAYMENT AND COMMENCEMENT OF DISTRIBUTION

         The Committee or its appointed representative shall notify a Participant or Beneficiary, as the case may be, that he/she is entitled to receive payment from an Account, no later than the first day of the month succeeding the date on which the Account becomes distributable, or as soon thereafter as practicable. Distribution of Account balances shall commence on the first day of the month coincident with or next following the date elected by the Participant pursuant to Section 5.4, or as soon thereafter as practicable.

5.3      FORM OF PAYMENT

         (a) Except as provided in paragraphs (c) and (d) of this Section 5.3 and Article VIII hereof, payments of Account balances to a Participant shall be in the form of one lump sum payment or annual cash installment payments over a period of from 2 to 10 years, at the election of the Participant.

         (b) The following formula shall be used to determine each annual installment payment to a Participant who has elected to receive installment payments:

                            remaining Account balance
                         as of the current payment date
                   -------------------------------------------


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                number of remaining payments, including the current one


                Annual payments shall be made on the day payments commence pursuant to Section 5.2 and on each January 1 thereafter.
                Interest accruals and other adjustments shall continue with respect to the entire unpaid Account balance, as provided in
                Section 4.3.

         (c) In the event of a Participant's death prior to full distribution of his/her Account, the remaining Account balance shall be paid in a lump-sum to the Beneficiary or Beneficiaries designated by the Participant, as soon as practicable after a Participant's death.

         (d) Notwithstanding the provisions of paragraph (b) above, if the remaining unpaid Account balance is $5,000 or less on any date an annual installment payment is to be made to a Participant, the payment shall be the remaining unpaid Account balance.

5.4      DISTRIBUTION ELECTION

         (a) Each Participant shall elect his/her desired form of payment, in accordance with procedures established by the Committee, at the time of his/her initial participation election set forth in
                Section 2.3.

         (b) Except for distribution elections under Section 5.1(c), each Participant may from time to time revise the terms of distribution of the Participants Accounts, in accordance with the procedures established by the Committee, provided that (i) the revised notice of the desired form of payment shall be made by the Participant no less than twelve months prior to the date on which payment is

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                to  commence,  but in any event no later than the day before the date of the Participant's Separation from Service and (ii) in any event, distribution of the Participant's Account shall not commence earlier than twelve months after the Participant's revised notice of the desired form of payment is made.


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                                   ARTICLE VI

                                 ADMINISTRATION
                                 --------------


6.1      GENERAL ADMINISTRATION; RIGHTS AND DUTIES

         The Board shall appoint the Committee, which, subject to the express limitations of the Plan, shall be charged with the general administration of the Plan on behalf of the Participants. The Committee shall also be responsible for carrying out its provisions, and shall have all powers necessary to accomplish those purposes, including, but not by way of limitation, the following:

         (a)    To construe and interpret the Plan;

         (b)    To compute the amount of benefits payable to Participants;

         (c) To authorize all disbursements by the Company of Account balances pursuant to the Plan;

         (d) To maintain all the necessary records for the administration of the Plan;

         (e) To make and publish rules for administration and interpretation of the Plan and the transaction of its business;

         (f) To inform each Participant as soon as practicable after the end of each calendar quarter of the value of the Participant's Deferred Compensation Account as of the end of such calendar quarter;

         (g) To appoint (i) officers or employees of the Company or of Allstate Insurance


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                Company  whom  the   Committee   believes  to  be  reliable  and
                competent; and (ii) legal counsel (who may be employees of the Company or of Allstate Insurance Company and Plan Participants),
                independent   accountants   and  other  persons  to  assist  the
                Committee in administering the Plan; and

         (h) To refuse to accept the deferral of amounts the Committee, in its sole discretion, considers too small to be administratively feasible.

     The determination of the Committee as to any disputed question or controversy shall be conclusive.

     Any member of the Committee may resign by delivering a written resignation to the Board.


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                                   ARTICLE VII

                         PLAN AMENDMENTS AND TERMINATION
                         -------------------------------


7.1      AMENDMENTS

         The Company shall have the right to amend this Plan from time to time by resolutions of the Board or by the Committee, and to amend or rescind any such amendments; provided, however, that no action under this Section 7.1 shall in any way reduce the amount of Compensation deferred or any accruals or other adjustments provided in section 4.3 up to and including the end of the month in which such action is taken. Interest will continue to accrue as provided in Section 4.3. All amendments shall be in writing and shall be effective as provided subject to the limitations in this Section 7.1. The Committee shall inform each Participant as soon as practicable following the enactment of any such amendment.

7.2      TERMINATION OF PLAN

         Although the Company expects that this Plan will continue indefinitely, continuance of this Plan is not a contractual or other obligation of the Company, and the Company expressly reserves its right to discontinue this plan at any time by resolutions of the Board, effective as provided by the Board in such resolutions. However, no such action shall in any way reduce the amount of Compensation deferred or any accruals thereon, up to and including the end of the month in which such action is taken. Accruals to Accounts shall continue until distribution as provided in Section 4.3.




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                                  ARTICLE VIII

                                  MISCELLANEOUS
                                  -------------


8.1      NOTIFICATION TO COMMITTEE

         Any election made or notification given by a Participant pursuant to this Plan shall be made in accordance with procedures established by the Committee or its designated representative, and shall be deemed to have been made or given on the date received by the Committee or such representative.

8.2      PARTICIPANT'S EMPLOYMENT

         Participation in this Plan shall not give any Participant the right to be retained in the employ of the Company, Allstate Insurance Company of any member of the Controlled Group, or any right or interest other than as herein provided. No Participant or Employee shall have any right to any payment or benefit hereunder except to the extent provided in this Plan. The members of the Controlled Group expressly reserve the right to dismiss any Participant without any liability for any claim against them, except to the extent expressly provided herein.

8.3      STATUS OF PARTICIPANTS

         This Plan shall create only a contractual obligation on the part of the Company and shall not be construed as creating a trust or other fiduciary relationship with Participants. Participants will have only the rights of general unsecured creditors of the Company with respect to Compensation deferred and interest credited to their Accounts.


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8.4      OTHER PLANS

         This Plan shall not affect the right of any Employee or Participant to participate in and receive benefits under and in accordance with the provisions of any other Company plans which are now or may hereafter be in existence.

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8.5      BENEFICIARIES AND CONTINGENT BENEFICIARIES

         Each Participant shall, in accordance with procedures established by the Committee, designate one or more persons or entities (including a trust or trusts or his/her estate) to receive any balance in his/her Deferred Compensation Account, including accruals thereon, payable to him/her under this Plan in the event of his/her death prior to full payment thereof. The Participant may also designate a person or persons as a Contingent Beneficiary or Contingent Beneficiaries who shall succeed to the rights of the person or persons originally designated as Beneficiary or Beneficiaries, in case the latter should die. He/she may from time to time change any designation of Beneficiary or Contingent Beneficiary so made, and the last written notice given by him/her to the Committee shall be controlling. In the event a Participant designates a person other than his/her spouse as Beneficiary of any interests under this Plan, the Participant's spouse shall sign a statement specifically approving such designation and authorizing the Committee to make payment of such interests in the manner provided in such designation. In the absence of such designation by the Participant, or in the absence of spousal approval and authorization as herein above provided, or in the event of the death prior to or simultaneous with the death of the Participant, of all Beneficiaries or Contingent Beneficiaries, as the case may be, to whom payments were to be made pursuant to a designation by the Participant, such payments or any balance thereof shall be paid to such Participant's legal representatives. In the event of the death, subsequent to the death of the Participant, of all Beneficiaries or Contingent Beneficiaries, as the case may be, to whom such payments were to be made or were being made pursuant to a designation under this section, such payments or any balance thereof shall be paid to the legal representatives of such Beneficiaries or Contingent Beneficiaries.

8.6      TAXES

         To the  extent  permitted  by  law,  if the  whole  or  any  part  of a
         Participant's   Account   shall



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         become the  subject  of any  estate,  inheritance,  income or other tax which the Company shall legally be required to withhold and/or pay, the Company shall have full power and authority to pay such tax out of any monies or other property in its hands and charge such amounts paid against the Account of the Participant whose interest hereunder is subject to such taxes. Prior to making any such tax payment, the Company may require such releases or other documents from any lawful taxing authority as the Company shall deem necessary.

8.7      BENEFITS NOT ASSIGNABLE; OBLIGATIONS BINDING UPON SUCCESSORS

         Benefits under this Plan and rights to receive the amounts credited to the Account of a Participant shall not be assignable or transferable and any purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under this Plan, other than by operation of law, shall not be permitted or recognized. Obligations of the Company under this Plan shall be binding upon successors of the Company.

8.8      ILLINOIS LAW GOVERNS; SAVING CLAUSE

         The validity of this Plan or any of its provisions shall be construed and governed in all respects under and by the laws of the State of Illinois. If any provisions of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

8.9      HEADINGS NOT PART OF PLAN

         Headings and subheadings in this Plan are inserted for reference only, and are not to be considered in the construction of the provisions hereof.


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